UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Schedule 14A Information (Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐              Preliminary Proxy Statement

☐              Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒              Definitive Proxy Statement

☐              Definitive Additional Materials

☐              Soliciting Material Pursuant to Rule § 240.14a-12

Immersion Corporation

(Name of Registrant as Specified In Its Charter)

n/a

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒              No fee required.

☐              Fee paid previously with preliminary materials:

☐              Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-16(i)(1) and 0-11.

April 4, 2024

TO THE STOCKHOLDERS OF IMMERSION CORPORATION

Dear Stockholder:

       You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Immersion Corporation, which will be held at the offices of Olshan Frome Wolosky LLP located at 1325 Avenue of the Americas, New York, New York 10019 on April 29, 2024, at 10:00 a.m. Eastern Time.

       At the Annual Meeting, stockholders will be asked to vote on each of the four (4) proposals set forth in the Notice of Annual Meeting of Stockholders and the Proxy Statement, which describe the formal business to be conducted at the Annual Meeting and follow this letter.

       It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.  Voting electronically, by telephone, or by returning your proxy card in advance of the Annual Meeting does not deprive you of your right to attend the Annual Meeting.

       On behalf of the Board of Directors, I would like to express our appreciation for your continued support for and interest in the affairs of our company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Eric Singer

President, Chief Executive Officer and Chairman of the Board

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 29, 2024

       The Annual Meeting will be held at the offices of Olshan Frome Wolosky LLP located at 1325 Avenue of the Americas, New York, New York 10019 on April 29, 2024, at 10:00 a.m. Eastern Time. The Annual Meeting will be held for the following purposes:

1.	To elect five (5) directors to hold office for the applicable term and until their successor is elected and qualified;
2.	To ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To hold an advisory vote to approve the compensation of our named executive officers;
4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation; and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

       Only stockholders of record at the close of business on March 27, 2024 are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. The vote of each eligible stockholder is important.  Please vote as soon as possible to ensure that your vote is recorded promptly even if you plan to attend the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

Eric Singer

President, Chief Executive Officer and Chairman of the Board

Aventura, Florida, April 4, 2024

       We intend to hold our Annual Meeting in person. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication.  If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and details on how to participate will be available at www.envisionreports.com/IMMR.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 29, 2024:  THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.ENVISIONREPORTS.COM/IMMR

IMMERSION CORPORATION

2024 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

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PROXY STATEMENT

       We are providing you with these proxy materials in connection with the solicitation by the Board of Directors (the “Board” or the “Board of Directors”) of Immersion Corporation (the “Company”), of proxies to be used at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”).  The Annual Meeting will be held at the offices of Olshan Frome Wolosky LLP located at 1325 Avenue of the Americas, New York, New York 10019 on April 29, 2024, at 10:00 a.m. Eastern Time. This proxy statement contains important information regarding our Annual Meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote, and information about voting procedures. The Annual Meeting will be held for the following purposes:

1.	To elect five (5) directors to hold office for the applicable term and until their successor is elected and qualified;
2.	To ratify the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024;
3.	To hold an advisory vote to approve the compensation of our named executive officers;
4.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation (the “Exculpation Amendment”); and
5.	To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

       This proxy statement, any accompanying proxy card or voting instruction form, and our Annual Report on Form 10-K for the year ended December 31, 2023 (the “Annual Report”) to Stockholders will be mailed to or otherwise made available to our stockholders on or about April 5, 2024.

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QUESTIONS AND ANSWERS

What is included in the proxy materials?

The proxy materials for our Annual Meeting include this proxy statement and our Annual Report. If you received a paper copy of these materials, the proxy materials also include a proxy card or voting instruction form.

Who is soliciting my vote?

The Board is soliciting your vote at our Annual Meeting.

Who is entitled to vote?

You may vote if you were the record owner of Immersion Corporation common stock as of the close of business on March 27, 2024 (the “Record Date”). Each share of common stock is entitled to one vote. As of March 27, 2024, we had 31,700,667 shares of common stock outstanding and entitled to vote. There is no cumulative voting.

Who can attend the Annual Meeting?

Stockholders of record at the close of business on March 27, 2024 may attend the Annual Meeting. You must bring with you a form of government-issued photo identification, such as a driver’s license, state-issued ID card, or passport to gain entry to the Annual Meeting.  If you are a beneficial owner of our common stock, you must also bring with you to the Annual Meeting a legal proxy from the organization that holds your shares or a brokerage statement showing your ownership of shares as of the close of business on the Record Date.  If you are a representative of an institutional stockholder, you must also bring a legal proxy or other proof that you are a representative of a firm that held shares as of the close of business on the Record Date and that you are authorized to vote on behalf of the institution.

We intend to hold our Annual Meeting in person. In the event it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. If we take this step, we will announce the decision to do so in advance by filing Definitive Additional Materials with the SEC along with notice of the change(s) to the Annual Meeting, and details on how to participate will be available at www.envisionreports.com/IMMR.

In order to ensure that your shares are represented at the Annual Meeting, we strongly encourage you to vote your shares by proxy prior to the Annual Meeting and further encourage you to submit your proxies electronically—by telephone or by Internet—by following the easy instructions on the enclosed proxy card. Your vote is important and voting electronically should facilitate the timely receipt of your proxy.

How many votes must be present to hold the Annual Meeting?

Your shares are counted as present at the Annual Meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. For us to hold our Annual Meeting, holders of a majority of our outstanding shares of common stock entitled to vote at the Annual Meeting as of March 27, 2024 must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

 What is the difference between holding shares as a stockholder of record and as a beneficial stockholder?

If your shares are registered directly in your name with our registrar and transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered a stockholder of record with respect to those shares. If your shares are held in a brokerage account or bank, you are considered the “beneficial owner” or “street name” holder of those shares.

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What is a broker non-vote?

Applicable rules permit brokers to vote shares held in street name on routine matters when the brokers have not received voting instructions from the beneficial owner on how to vote those shares. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. Shares that are not voted on non-routine matters are called broker non-votes. Broker non-votes will have no effect on the vote for any matter properly introduced at the meeting, except for the Exculpation Amendment. Because the Exculpation Amendment requires the affirmative vote of at least a majority of the voting power of the outstanding shares of our common stock, broker non-votes will have the same effect as a vote “AGAINST” this proposal.

What routine and non-routine matters will be voted on at the Annual Meeting?

The ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 is the only routine matter to be presented at the Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.  The non-routine matters that will be voted on at the Annual Meeting include the election of five (5) directors, the advisory vote to approve the compensation of our named executive officers, and the vote to approve the Exculpation Amendment.

How many votes are needed to approve each proposal?

The director nominees shall be elected by a plurality of the votes cast (meaning that the five director nominees who receive the highest number of votes cast “FOR” their election will be elected as directors).  There is no cumulative voting with respect to the election of directors.  The ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and the advisory vote to approve the compensation of our named executive officers require the affirmative “FOR” vote of the majority of the shares present in person or presented by proxy at the Annual Meeting and entitled to vote thereon. The vote on the Exculpation Amendment requires approval by the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting.

The advisory vote to approve the compensation of our named executive officers is not binding upon us. However, the Compensation Committee of the Board, which is responsible for designing and administering our executive compensation programs, values the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions.

How are withhold votes, abstentions and broker non-votes counted?

Abstentions, withhold votes and broker non-votes are included in determining whether a quorum is present.  Abstentions will have the same effect as a vote “AGAINST” on the vote to ratify the independent public accounting firm, the advisory vote to approve the compensation of our named executive officers, and the Exculpation Amendment because an abstention represents a share entitled to vote on such proposal. Withhold votes will have no effect on any director nominee proposals. Broker non-votes will have no effect on the vote for any matter properly introduced at the Annual Meeting, except the Exculpation Amendment. Because the Exculpation Amendment requires the affirmative vote of at least a majority of the voting power of the outstanding shares of our common stock, broker non-votes will have the same effect as a vote “AGAINST” this proposal.

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What are my voting choices for each of the proposals to be voted on at the Annual Meeting and how does the Board recommend that I vote my shares?

		More Information	Voting Choices and Board Recommendation
PROPOSAL 1	Election of Five Directors	Page 9	•vote FOR the nominees; or •withhold your vote for the nominees. The Board recommends a vote FOR the nominees.
PROPOSAL 2	Ratification of Independent Registered Public Accounting Firm	Page 37

•vote FOR the ratification;

•vote against the ratification; or

•     abstain from voting on the ratification, which will have the same effect as a vote AGAINST

The Board recommends a vote FOR the ratification.

PROPOSAL 3	Advisory vote on the compensation of our named executive officers	Page39

•vote FOR the advisory proposal;

•vote against the advisory proposal; or

•abstain from voting on the advisory proposal, which will have the same effect as a vote AGAINST.

The Board recommends an advisory vote FOR the compensation of our named executive officers.

PROPOSAL 4	Adoption of the Exculpation Amendment	Page 40

•vote FOR the Exculpation Amendment;

•vote against the Exculpation Amendment; or

•abstain from voting on the Exculpation Amendment, which will have the same effect as a vote AGAINST.

The Board recommends a vote

FOR the adoption of the Exculpation Amendment.

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How do I vote?

Stockholders of Record: You can vote either in person at the Annual Meeting or by proxy. Persons who vote by proxy need not, but are entitled to, attend the Annual Meeting. Even if you plan to attend the Annual Meeting, we encourage you to vote your shares by proxy.

This proxy statement, the accompanying proxy card and the Annual Report are being made available to our stockholders on the Internet at www.envisionreports.com/IMMR.

You may vote your shares as follows – in all cases, have your proxy card in hand:

Vote over the Internet 24/7 at www.envisionreports.com/IMMR	Dial toll-free 24/7 (800) 652-VOTE (8683) within the USA, US territories & Canada
If you elected to receive a hard copy of your proxy materials, fill out the enclosed proxy card, date and sign it, and return it in the enclosed postage-paid envelope.

Beneficial Stockholders: If you hold your shares of Immersion Corporation common stock in a brokerage account (that is, in “street name”), your ability to vote by telephone or over the Internet depends on your broker’s voting process. Please follow the directions on your proxy card or voting instruction card carefully. Please note that brokers may not vote your shares on Proposal 1 (Election of Directors), Proposal 3 (Advisory vote on executive compensation) or Proposal 4 (Adoption of the Exculpation Amendment). Please provide your voting instructions so your vote can be counted on these matters.

If you plan to vote in person at the Annual Meeting and you hold your shares of Immersion Corporation common stock in street name, you must obtain a proxy from your broker and bring that proxy to the Annual Meeting.

How can I revoke my proxy or change my vote?

You can revoke your proxy or change your vote at any time before they are exercised in any of the following ways:

•

by submitting written notice of revocation of your proxy to our Corporate Secretary at Immersion Corporation, 2999 N.E. 191st Street, Suite 610, Aventura, FL, 33180 so that it is received prior to the Annual Meeting;

•	by voting again by telephone or over the Internet prior to 1:00 a.m. Eastern Time on April 29, 2024;
•	by submitting a later-dated vote or another properly executed proxy of a later date prior to the Annual Meeting; or
•	by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not in and of itself revoke your proxy.

Who counts the votes?

We have hired Computershare to count the votes represented by proxies and cast by ballot, and our Corporate Secretary, or other individual as appointed by the Board, will act as Inspector of Election.

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When will we announce the voting results?

We will announce the preliminary voting results at the Annual Meeting. Within four business days of the Annual Meeting, we will report the final results in a Current Report on Form 8-K filed with the SEC, a copy of which will be available at www.sec.gov.

Will my shares be voted if I don’t provide my proxy and don’t attend the Annual Meeting?

If you do not provide a proxy or vote your shares held in your name, your shares will not be voted. If you hold your shares in street name, your broker has the authority to vote your shares for “routine” matters even if you do not provide the broker with voting instructions.

Without instructions from you, the broker may not vote on any proposals other than the ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024, which is a routine matter.

What if I am a stockholder of record and return my proxy but don’t vote for some of the matters listed on my proxy card?

If you return a signed proxy card without indicating your vote, your shares will be voted “FOR” the director nominees listed on the card (Proposal 1), “FOR” the ratification of Plante & Moran, PLLC  as our independent registered public accounting firm (Proposal 2), “FOR” the advisory vote to approve the compensation of our named executive officers (Proposal 3), and “FOR” the adoption of the Exculpation Amendment (Proposal 4).

What if I am a beneficial owner and do not give voting instructions to my broker?

As a beneficial owner, in order to ensure your shares are voted in the way you would like, you must provide voting instructions to your bank or broker by the deadline provided in the materials you receive from your bank or broker. If you do not provide voting instructions to your bank or broker, whether your shares can be voted by such person depends on the type of item being considered for vote. Brokers may not vote shares held in street name on non-routine matters unless they have received voting instructions from the beneficial owners on how to vote those shares. The ratification of Plante & Moran, PLLC as our independent registered public accounting firm for the fiscal year ending December 31, 2024 is the only routine matter to be presented at the Annual Meeting on which brokers may vote in their discretion on behalf of beneficial owners who have not provided voting instructions.  All other matters are considered “non-routine”.

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters to be presented at the Annual Meeting. If any matters are properly brought before the Annual Meeting, the persons named in your proxies will vote in accordance with their best judgment. Discretionary authority to vote on other matters is included in the proxy.

Do we have a policy about directors’ attendance at the Annual Meeting?

Pursuant to the Corporate Governance Principles, directors are strongly encouraged, but not required, to attend the Annual Meeting.  All of our then-current directors and director nominees attended the 2023 Annual Meeting of Stockholders.

How can I access Immersion Corporation’s proxy materials and Annual Report electronically?

This proxy statement, the accompanying proxy card and the Annual Report are being made available to our stockholders on the Internet at www.envisionreports.com/IMMR. Most stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you own Immersion Corporation common stock in your name, you can choose this option and reduce the cost of producing and mailing these documents and help the environment by checking the box for electronic delivery on your proxy card, or by following the instructions provided when you vote by telephone or over the Internet. If you hold your Immersion Corporation common stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet.

If you choose to view future proxy statements and annual reports over the Internet, you will receive a Notice of Internet Availability next year in the mail containing the Internet address to use to access our proxy statement and annual report. Your choice will remain in effect unless you change your election following the receipt of a Notice of Internet Availability. You do not have to elect Internet access each year. If you later change your mind and would like to receive paper copies of our proxy statements and annual reports, you can request both by following the directions set forth on the Notice of Internet Availability.

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Who bears the cost of this proxy solicitation?

The Company will pay the costs of preparing, printing, assembling and mailing the proxy materials used in the solicitation of proxies. Our directors, officers and employees may solicit proxies by mail, by email, by telephone or in person. Those persons will receive no additional compensation for any solicitation activities. We will request banking institutions, brokerage firms, custodians, trustees, nominees and fiduciaries to forward solicitation materials to the beneficial owners of Immersion Corporation common stock held of record by those entities, and we will, upon the request of those record holders, reimburse reasonable forwarding expenses.

How do I submit a proposal for action at the 2025 Annual Meeting of Stockholders?

A proposal for action to be presented by any stockholder at the 2025 Annual Meeting of Stockholders will be acted upon only:

•	if the proposal is to be included in the proxy statement, pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), the proposal is received by our Corporate Secretary at our principal office on or before December 6, 2024;

•	if the proposal is not to be included in the proxy statement, pursuant to our Bylaws, the written proposal is delivered to, or mailed and received by, our Corporate Secretary at our principal office on or before December 5, 2024 and such proposal is, under Delaware General Corporation Law (“Delaware Law”), an appropriate subject for stockholder action and is submitted in accordance with our Bylaws;

•	if the proposal is a director nomination and is not to be included in the proxy statement, the written proposal is in writing and delivered to, or mailed and received by, our Corporate Secretary at our principal office (i) on or after December 5, 2024 but no later than January 4, 2025, or (ii) in the event that the 2025 Annual Meeting of Stockholders is called for a date that is more than 30 calendar days before or more than 60 days after the first anniversary of the date of the 2024 annual meeting of stockholders, or if we did do not hold an annual meeting (or special meeting in lieu of an annual meeting) in 2024, such written proposal is delivered to, or mailed and received by, our Corporate Secretary not later than the close of business on the later of (a) the 90th calendar day prior to the 2025 Annual Meeting of Stockholders and (b) the 10th calendar day following the day on which public disclosure of the date of the 2025 Annual Meeting of Stockholders is first made (or if that day is not a business day for us, on the next succeeding business day); or

•	also in the case of nominating directors, if we increase the number of directors to be elected at the 2025 Annual Meeting of Stockholders and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board by November 25, 2024, our Corporate Secretary must receive nominations (but only from a stockholder who had previously submitted in proper form a timely director nomination notice pursuant our Bylaws) for any new positions created by such increase no later than the close of business on the 10th calendar day following the day on which such public announcement is first made by us.

In addition, the stockholder proponent, or a representative who is qualified under state law, must appear in person at the 2025 Annual Meeting of Stockholders to present such proposal. Our Bylaws, which are publicly available as an exhibit to the Annual Report, provide detailed information on how to properly submit stockholder proposals and director nominations, and should be read carefully.

Proposals should be sent to our Corporate Secretary at our principal office, which as of the date of this Proxy Statement, is located at 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180.

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How can I view or request copies of our corporate documents and SEC filings?

Our website contains our Certificate of Incorporation, Bylaws, Corporate Governance Principles, Stock Ownership Policy, Board Committee Charters, the Code of Business Conduct and Ethics, Environmental, Social & Governance Statement and our SEC filings. To view these documents, go to ir.immersion.com, click on “Download Library” and click on “Governance.” To view our SEC filings and Forms 3, 4 and 5 filed by our directors and executive officers, go to www.sec.gov.

We will promptly deliver free of charge a copy of our Annual Report to any stockholder requesting a copy. Requests should be directed to our Corporate Secretary, Immersion Corporation, located at 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180, or call us at (408) 467-1900.

What is householding?

As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless the relevant stockholders have notified us of their desire to receive multiple copies of the proxy statement.  This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of the proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for the current year or future years should be directed to our Corporate Secretary, Immersion Corporation, located at 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180.

Stockholders of record residing at the same address and currently receiving multiple copies of the proxy statement may contact our registrar and transfer agent, Computershare, to request that only a single copy of the proxy statement be mailed in the future.  Contact Computershare by phone at (877) 373-6374, by regular mail at P.O. Box 43006, Providence, RI 02940-3006, or via overnight courier at 150 Royall Street, Canton, MA 02021.

Beneficial owners should contact their broker or bank.

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ELECTION OF DIRECTORS (PROPOSAL 1)

Our Board of Directors is elected by the stockholders to oversee their interest in the long-term health and the overall success of our business and its financial strength. Our Board serves as our ultimate decision-making body, except for those matters reserved to or shared with our stockholders. Our Board selects and oversees the members of our senior management, who are charged by our Board with conducting our business.

Election Process

In accordance with our Amended and Restated Certificate of Incorporation, all directors will be elected at the Annual Meeting, and each director elected at the Annual Meeting will hold office until his or her successor is elected and qualified or until his or her earlier death, resignation, or removal. If a quorum is present and voting, the nominees for directors receiving the greatest number of votes will be elected as director.  Withheld votes and broker non-votes have no effect on the vote.

Nomination of Directors

The entire Board of Directors is responsible for nominating members for election to the Board and for filling vacancies on the Board that may occur between annual meetings of stockholders, upon the recommendation of the Nominating and Corporate Governance Committee or the independent members of the Board.  The Nominating and Corporate Governance Committee is responsible for identifying, screening, and recommending candidates to the entire Board for Board membership. The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board considers many factors, which are described in further detail below. The Board evaluates each individual in the context of the Board as a whole with the objective of retaining a group of directors with diverse and relevant experience that can best perpetuate our success and represent stockholder interests through sound judgment.

The Nominating and Corporate Governance Committee may seek the input of other members of the Board or management in identifying candidates who meet the criteria outlined above. In addition, the Nominating and Corporate Governance Committee may use the services of consultants or a search firm. The Nominating and Corporate Governance Committee will consider recommendations by our stockholders of qualified director candidates for possible nomination by the Board.  Stockholders may recommend qualified director candidates by writing to our Corporate Secretary at the Company’s principal office of the Company, currently located at 2999 N.E. 191st Street, Suite 610, Aventura, Florida 33180.  Submissions should include information regarding a candidate’s background, qualifications, experience, and willingness to serve as a director. Based on a preliminary assessment of a candidate’s qualifications, the Nominating and Corporate Governance Committee may conduct interviews with the candidate or request additional information from the candidate. The Nominating and Corporate Governance Committee uses the same process for evaluating all candidates for nomination by the Board, including those recommended by stockholders.

Stockholder Nominations

Our Amended and Restated Bylaws also permit persons to be nominated as directors directly by stockholders if certain timing, information and other requirements are met.

For a stockholder to properly nominate a person as a candidate for director before any stockholders’ meeting, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation (the “Nominating Notice”).  The deadline to nominate a person as a candidate for director before an annual stockholders’ meeting is: (a) not less than 90 calendar days nor more than 120 calendar days in advance of the first anniversary of the date that our proxy statement was first made publicly available to stockholders (the “Last Year Proxy Date”), or (b) in the event that the annual meeting of stockholders is called for a date that is more than 30 calendar days before or more than 60 days after the first anniversary of the Last Year Proxy Date, or if we did not hold an annual meeting (or special meeting in lieu of an annual meeting) in the preceding calendar year, then the deadline would be the later of (i) the 90th calendar day prior to such annual meeting and (ii) the 10th calendar day following the day on which public disclosure of the date of such stockholders’ meeting was first made.

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As to each person whom the stockholder giving notice proposes to nominate as a director, the Nominating Notice must include certain information, including a description in reasonable detail of any direct or indirect interest of such proposed director nominee or nominees that is or may reasonably be considered to be competitive or in conflict with us, which information may result in the disqualification of such proposed director nominee or nominees. The Nominating Notice must also provide, with respect to each proposed director nominee, that a proposed director nominee: (a) make specified written representations and undertakings; (b) deliver a completed questionnaire provided by us; (c) submit to an interview; and (d) consent to a background screening, as well as other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Exchange Act, and the rules and regulations thereunder.

Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 of the Exchange Act, no later than February 28, 2025.  If the Company did not hold an annual meeting the previous year, or if the annual meeting is called for a date that is more than 30 calendar days from the previous year’s annual meeting, then notice must be provided by the later of (a) 60 calendar days prior to the date of the annual meeting or (b) 10 calendar days following the day on which public announcement of the date of the annual meeting is first made.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Bylaws which can be found as an exhibit to our Annual Report.

Qualifications of Directors and Nominees

When evaluating potential director nominees, the Nominating and Corporate Governance Committee considers each individual’s professional expertise and educational background in addition to the individual’s general qualifications.  The Nominating and Corporate Governance Committee works with the Board to determine the appropriate mix of backgrounds and experiences in order to establish and maintain a Board that is strong in its collective knowledge and that can fulfill its responsibilities and oversee our business consistent with its fiduciary duty to stockholders.

The Nominating and Corporate Governance Committee communicates with the Board to identify backgrounds, qualifications, professional experiences, and areas of expertise that impact our business that are particularly desirable for our directors to possess in order to help meet specific Board needs, including:

•	Public company board and corporate governance experience, which provides directors a solid understanding of their extensive and complex oversight responsibilities and furthers our goals of greater transparency and accountability for management and the Board;

•	Stockholder alignment, which helps to ensure the Board acts in the best interests of our stockholders;

•	Operating experience as current or former executives, which gives directors specific insight, and expertise that will foster active participation in the development of our business strategy and provide the appropriate tools for overseeing the implementation of our operating plan;

•	Industry knowledge, especially in our key markets of mobile devices, gaming, VR/AR and automotive, which is vital in understanding and reviewing our strategy;

•	Executive leadership experience, which gives directors who have served in significant leadership positions strong abilities to motivate and manage others and to identify and develop leadership qualities in others;

•	Accounting and financial expertise, which enables directors to analyze our financial statements and oversee our accounting and financial reporting processes; and

•	Technology licensing and IP monetization experience, which is an important component of our business.

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The following table highlights each director’s or director nominee’s specific skills, knowledge and experience.  A particular director may possess other skills, knowledge or experience even though they are not indicated below.

Director	Industry	Operating	Leadership	Accounting and Financial	Public Company Board/ Corporate Governance	Technology Licensing and IP Monetization
William Martin	✓	✓	✓	✓	✓	✓
Elias Nader	✓	✓	✓	✓	✓	✓
Eric Singer	✓	✓	✓	✓	✓	✓
Frederick Wasch	✓	✓	✓	✓	✓	✓
Emily S. Hoffman	✓	✓	✓	✓

The Board does not have a specific diversity policy, but considers diversity of race, ethnicity, gender, age, cultural background and professional experience in evaluating candidates for Board membership. Diversity is important because a variety of perspectives contribute to a more effective decision-making process.

Board Diversity Matrix

Based upon responses received from each of our current directors with respect to diversity, the Board is currently comprised of individuals from the following diverse backgrounds:

IMMERSION CORPORATION Board Diversity Matrix (As of March 22, 2024)
Board Size:
Total Number of Directors	5
Gender:	Male	Female	Non- Binary	Gender Undisclosed
Number of directors based on gender identity	2	1	0	2
Number of directors who identify in any of the categories below:
White	3	0	0	0
Did Not Disclose Demographic Background	2

2024 Nominees for Director

Our Board’s nominees for election at the Annual Meeting are William Martin, Elias Nader, Eric Singer, Frederick Wasch and Emily Hoffman.  If elected, these nominees will hold office until the 2025 Annual Meeting of Stockholders and until such person’s successor is elected and qualified.

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We have no reason to believe that the nominees listed above will be unable or unwilling to serve if elected. However, if any of these nominees should become unable for any reason or unwilling for good cause to serve, proxies may be voted for another person nominated as a substitute by the Board, or the Board may reduce the number of directors.  The Board believes that the nominees’ qualifications, skills and experiences would contribute to an effective and well-functioning Board.

Included in each nominee’s biography below is an assessment of his or her specific qualifications, attributes, skills, and experience based on the qualifications described above.

There are no family relationships between the nominees, any directors, or any of our executive officers.

Nominees for Directors – To Be Elected for a Term Expiring in 2025

William Martin

Director since: 2019

Age: 46

Professional Experience:  William C. Martin joined our Board in August 2019 and has served as our Chief Strategy Officer since December 2021.  Mr. Martin has extensive experience as a board member, investor, and entrepreneur.  He previously ran a private investment fund for Raging Capital Management from 2006 to 2020 that is currently being wound down.  As an entrepreneur, he co-founded a number of financial information companies, including Raging Bull in 1997 and InsiderScore in 2004.  Mr. Martin has served on numerous public company boards, including nine years on the board of Bankrate, Inc., a consumer finance company, which was acquired in 2009; the board of Salary.com, Inc., a compensation data and software company, which was acquired in 2010; and the board of Vitesse Semiconductor Corp., a semiconductor company, which was acquired in 2015.  Mr. Martin also manages his personal family office, Raging Capital Ventures.

Director Qualifications: Mr. Martin's extensive experience and successful track record as an investor, entrepreneur and public company director enables him to provide the Board and management with valuable perspectives on our operations, capital allocation strategies and other corporate strategies to maximize stockholder value. Mr. Martin also managed Raging Capital Management, LLC, which was previously one of our largest stockholders, and has a long track record of investing in publicly traded companies and actively engaging in certain investments. As a result, Mr. Martin brings the perspective of a stockholder to our Board that is critical in creating and implementing strategies that increase stockholder value.

Elias Nader

Director since: 2022 and Lead Independent Director since January 2023

Age: 59

Education: Mr. Nader has Bachelor of Science Degree in Accounting, Bachelor of Arts Degree in Economics and an MBA in International Business from San Jose State University.

Professional Experience: Mr. Nader has served as the Chief Financial Officer and Senior Vice President of Finance of QuickLogic Corporation (Nasdaq: QUIK), a publicly traded fabless semiconductor company, since February 1, 2023. Prior to that, Mr. Nader served as Chief Financial Officer and Senior Vice President of Pixelworks, Inc. (Nasdaq: PXLW), a publicly traded video processing semiconductor company, from September 2019 to January 2023. Prior to that, Mr. Nader served as the Interim President and Chief Executive Officer of Sigma Designs, Inc., a publicly traded semiconductor company that designed solutions for home connectivity, IPTV, HDTV and media processors, from January 2018 to September 2019, and as Sigma’s Chief Financial Officer from April 2014 to January 2023.

Director Qualifications: Mr. Nader’s extensive financial and management experience with publicly traded companies that are similarly situated to us, which enables him to contribute significantly to our Board in the area of finance and accounting.

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Eric Singer

Director since: 2020, Executive Chairman from August 2020 to January 2023, and Chairman of the Board since January 2023

Age: 50

Education: Mr. Singer has a B.A. from Brandeis University in 1995

Professional Experience:  Mr. Singer has served as a member of our Board since March 2020, as our Executive Chairman from August 2020 to January 2023, and as our Chairman of the Board since January 2023. Since December 2023, Mr. Singer has served as a director of Universal Electronics, a global leader in wireless universal control solutions for home entertainment and smart home devices. Since July 2019, Mr. Singer has served as a director of A10 Networks, Inc. (NYSE: ATEN), an application controller and firewall cloud security company, and has served as its lead independent director since September 2021. Mr. Singer was a founder and Managing Member of VIEX Capital Advisors, a securities investment firm. In addition to a long track record as a successful investor in technology companies, Mr. Singer has substantial experience serving on public boards and in assisting them in creating and expanding shareholder value. Mr. Singer previously served on the boards of directors of Quantum Corporation, a video data storage and management company, Numerex Corp., a provider of managed machine-to-machine enterprise solutions enabling the Internet of Things, RhythmOne plc and YuMe, Inc., each a provider of brand video advertising software and audience data, Support.com, Inc., a provider of tech support and support center services, Meru Networks, Inc., a Wi-Fi network solutions company, PLX Technology, Inc., a PCI Express and ethernet semiconductor company, and Sigma Designs, Inc., an integrated circuit provider for the home entertainment market, among other companies.

Director Qualifications: Mr. Singer has specific attributes that qualify him to serve as a member of our Board, including his extensive financial and operating experience and knowledge of the technology industry gained through his service on numerous public company boards. Mr. Singer also managed VIEX Capital Advisors, which was previously one of our largest stockholders and has a long track record of investing in publicly traded companies and actively engaging with certain investments. As a result, Mr. Singer brings the perspective of a stockholder to our Board that is critical in creating and implementing strategies that increase stockholder value.

Frederick Wasch

Director since: 2021

Age: 53

Education: Mr. Wasch has a B.A. from Princeton University and an MBA from Columbia Business School.

Professional Experience:  Mr. Wasch has more than 25 years of experience in organizational development, executive leadership, and finance. In 2020, Mr. Wasch co-founded Energy Transition Capital, a renewable energy private equity firm where he currently serves as an Advisor. Mr. Wasch also serves as Managing Partner, Chief Financial Officer, Chief Operating Officer, and Chief Compliance Officer of Raging Capital Management, LLC, a long/short equity hedge fund with a peak AUM of over $900MM since 2011, where he leads the firm’s financial, operational, compliance, and organizational functions. Mr. Wasch currently manages the fund in its process of winding down. In 2024, Mr. Wasch became a partner in AWJ Fund Transition and Liquidity Services, a division of A.W. Jones, which will assist other funds in liquidating and winding-down their operations. Mr. Wasch is active in the alternatives COO/CFO community and is a regular speaker at industry conferences and events.

Earlier in his career, Mr. Wasch co-founded CallStreet, a corporate events calendar and transcript business, where he led fundraising efforts, built and maintained the company’s accounting, tax and audit controls, and spearheaded new business development opportunities. The founders successfully sold the company in the mid-2000s to FactSet Research Systems, Inc.

Mr. Wasch started his career in the venture capital group at Hambrecht & Quist, where he focused on companies in software, communications, and the Internet. He was active in sourcing, evaluating, and executing on new investment opportunities and served on the boards of several portfolio companies in the enterprise software and hardware industries.

Director Qualifications: Mr. Wasch brings to the Board more than 25 years of experience in organizational development, executive leadership, and finance, which enables him to contribute significantly to our Board in the areas of finance, accounting, and business operations.

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Emily S. Hoffman

Director since: 2023

Age: 46

Education: Ms. Hoffman has a B.S. in Engineering from Cornell University and an MBA from Harvard Business School.

Professional Experience:  Ms. Hoffman currently serves as Chief Marketing Officer of SmartPak, a division of Covetrus, a role she has held since January 2024.  Prior to this, she held U.S. and Global marketing roles at Nestle Health Science from 2017 through 2024.  Prior to 2017, Ms. Hoffman held various positions at several multinational companies, including BlackRock, Johnson & Johnson and General Mills.  Ms. Hoffman has a track record of driving financial, operational and strategic results across complex B2C and B2B portfolios in highly regulated industries in the U.S. and internationally.

Director Qualifications:  Ms. Hoffman brings to the Board years of experience delivering financial (P&L), operational, and strategic results across a diverse set of industries including Healthcare, Health & Wellness, Vitamins & Supplements, Food, Consumer, OTC, eCommerce and Financial Services. Ms. Hoffman brings significant management experience leading and expanding businesses both in the U.S. and internationally.

The Board of Directors recommends a vote FOR the election of Messrs. Martin, Nader, Singer and Wasch and Ms. Hoffman as directors.

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DIRECTOR COMPENSATION

The Compensation Committee is responsible for reviewing and making recommendations to the Board regarding all matters pertaining to compensation paid to directors for Board, committee and committee chair services.  Directors who also serve as our employees do not receive cash fees for services as directors, but remain eligible to receive equity awards as discussed below.

2023 Annual Compensation

Cash Compensation

Our policy is that non-employee directors each receive annual cash compensation of $75,000, paid in quarterly installments on or before the date of each quarterly Board meeting, with no additional fees paid for service as a Board committee chairperson or member of a Board committee. Fees for partial year service are pro-rated. Directors are entitled to reimbursement of reasonable travel expenses (as set forth in the Company’s Travel and Expense Reimbursement Policy) they incur in connection with attending Board and committee meetings.

Equity Compensation

Upon the commencement of each director’s service on the Board and at each annual stockholder meeting thereafter (if they serve on the Board at such time), each non-employee director receives an annual grant of restricted stock awards (“RSAs”) having a value equal to $125,000 on the date of the annual stockholder meeting, 100% of which vests on the earlier of the next annual meeting of stockholders or the one-year anniversary of the annual meeting for which such grants are made, subject to acceleration in full upon a change of control of the Company; provided that if a director commences services between the annual stockholder meetings, the director shall receive a prorated initial equity grant based on the number of days before the next annual stockholder meeting (assuming the next annual meeting is held on the same calendar day as the prior year’s annual meeting).

In accordance with such policies, on March 30, 2023, the date of our 2023 Annual Meeting of Stockholders, each of Messrs. Singer, Martin, Wasch, and Nader and Ms. Hoffman were granted an RSA for the number of shares underlying such award determined by dividing $125,000 by the closing price of our common stock on March 30, 2023.

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2023 Director Compensation Table

The following table sets forth our director compensation for 2023 to each director who served as a director during the year ended December 31, 2023. The equity compensation paid to Mr. Singer, our current President, Chief Executive Officer and Chairman of the Board, and Mr. Martin, our Chief Strategy Officer, in connection with their service as directors, are presented below in “Executive Compensation — Summary Compensation Table” and the related equity tables.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards (2)(3) ($)	All Other Compensation (4) ($)	Total ($)
Frederick Wasch	75,000	125,007	4,325	204,332
Sumit Agarwal (5)	37,500	-	2,971	40,471
Elias Nader	75,000	125,007	4,877	204,884
Emily Hoffman	37,500	125,007	1,354	163,861

(1)	Consists of cash fees that were paid in 2023 including amounts paid in 2023 for amounts earned in Q4 2022. See “2023 Annual Compensation-Cash Compensation” above for more information.

(2)	Represents the grant date fair value of each stock award granted for 2023 in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (FASB ASC Topic 718), disregarding for this purpose the estimate of forfeitures related to service-based vesting conditions. For a discussion of assumptions used to calculate the FASB ASC Topic 718 grant date fair value, refer to Note 6 (Stock-based Compensation) to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

(3)	Consists of amounts paid to directors for quarterly dividends on the Company’s common stock.

(4)

On March 30, 2023, Messrs. Singer, Martin, Wasch, and Nader and Ms. Hoffman were each granted RSAs covering 15,043 shares of our common stock. The RSA grants vested on the one-year anniversary of our 2023 Annual Meeting of Stockholders. The awards granted to Messrs. Singer and Martin are reflected below in “Executive Compensation — Summary Compensation Table” and the related equity tables.

(5)	Mr. Agrawal ceased to be a member of our Board on March 30, 2023, the date of our 2023 Annual Meeting of Stockholders.

Director Stock Ownership Guidelines

We have established stock ownership guidelines to further align our non-employee directors’ interests with those of our stockholders. The guidelines require each non-employee director to acquire and hold shares of our common stock equal in value to three times the non-employee directors’ annual cash retainer.  Each non-employee director must meet such requirement prior to the five-year anniversary of the date he or she joins the Board.  Messrs. Singer and Dodson are also subject to stock ownership guidelines.

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CORPORATE GOVERNANCE

We are committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens Board and management accountability and helps build public trust. The Board of Directors has established Corporate Governance Principles which provide a framework for our effective governance. The principles address matters such as the director responsibilities, director qualifications, determination of director independence, Board committee structure, Chief Executive Officer performance evaluation and management succession. The Board regularly reviews developments in corporate governance and updates the Corporate Governance Principles and other governance materials as it deems necessary and appropriate.

The corporate governance section of our website makes available our corporate governance materials, including the Corporate Governance Principles, our Stock Ownership Policy, the charters for each Board committee and our Code of Business Conduct and Ethics. These documents are available on our website at https://ir.immersion.com/corporate-governance.

Board Leadership Structure

Our Board has determined that having Mr. Singer serve as our President, Chief Executive Officer and Chairman of the Board, is in our best interests and those of our stockholders.

Since joining our Board in 2020, Mr. Singer has played the primary role in our Company’s transformation, new cost structure, capital allocation strategy (in combination with Mr. Martin’s efforts as Chief Strategy Officer), active management of the business and his initiation and leadership role in the litigation efforts to enforce the Company’s intellectual property. Further, Mr. Singer’s skillset, including his prior public company leadership roles, experience with shareholders and potential hostile shareholders, deep domain expertise with capital markets and investor relations, strategic matters and capital allocation, will be instrumental in continuing to execute on our Company’s strategy.

Messrs. Singer and Martin also bring a unique stockholder perspective to our Board.  Mr. Singer is an affiliate of VIEX Capital Advisers, and Mr. Martin is an affiliate of Raging Capital Management.  Each of VIEX and Raging Capital were our two largest stockholders for several years.  Although these funds are no longer among our largest stockholders, Mr. Singer has purchased a considerable number of shares as an individual.  We believe their experience as investors, and in some instances, actively engaging with companies in which they had invested, brings a unique and valuable stockholder perspective to our Board and our leadership structure.  This perspective is critically important when the Board makes decisions regarding our corporate strategy, our operations, compensation decisions and structure and a variety of other critical decisions made by our Board.

On January 3, 2023, Elias Nader became our lead independent director.  The lead independent director may communicate with our Chief Executive Officer, disseminate information to the rest of the Board in a timely manner, raise issues with management on behalf of the outside directors when appropriate, and facilitate communications between management and the outside directors. In addition, the lead independent director may have other responsibilities, including calling meetings of outside directors when necessary and appropriate, being available, when appropriate, for consultation and direct communication with our stockholders, building a productive relationship between the Board and the Chief Executive Officer, ensuring the Board fulfills its oversight responsibilities in our strategy, risk oversight and succession planning, and performing such other duties as the Board may from time to time designate.

Independence of Directors

In accordance with the standards for independence set forth in the rules of The Nasdaq Stock Market, our Board has determined that, other than our employee directors, each of the members of our Board has no relationship that would interfere with the exercise of independent judgment in carrying out his or her responsibilities as a director. The non-employee directors, Messrs. Nader and Wasch and Ms. Hoffman, are all considered “independent” in accordance with the applicable rules of The Nasdaq Stock Market. Mr. Singer and Mr. Martin are executive officers of the Company and therefore are not independent.

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Risk Management

Our Board recognizes the importance of effective risk oversight in running a successful business and in fulfilling its fiduciary responsibilities for us and our stockholders.  Consistent with our Board leadership structure, our Chief Executive Officer and other members of our executive team are responsible for the day-to-day management of risk, while our Board is responsible for ensuring that we have an appropriate culture of risk management, set the right “tone at the top,” oversee our aggregate risk profile and assist management in addressing specific risks.

Our Board exercises its oversight responsibility for risk both directly and through its standing committees.  Strategic, operational and competitive risks also are presented and discussed at our Board’s quarterly meetings, and more often as needed.  On at least an annual basis, our Board conducts a review of our long-term strategic plans and members of our executive team report on our top risks and the steps management has taken or will take to mitigate these risks.  On a regular basis between Board meetings, our Chief Executive Officer provides updates to the Board on the critical issues we face and recent developments in our principal markets.

Risk Management

         Our Board oversees risk management.
         Our Board and standing committees spend a portion of their time reviewing and discussing specific risk topics.
         Company management is charged with managing risk through internal processes and controls.

Our Audit Committee is responsible for reviewing our risk management framework and programs, as well as the framework by which management discusses our risk profile and risk exposures with our full Board and its committees. Our Audit Committee meets regularly with our Chief Financial Officer, our independent auditor, and other members of senior management to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk, compliance risk, key operational risks, cybersecurity risk and our risk management framework and programs. Other responsibilities include at least annually reviewing the implementation and effectiveness of our compliance and ethics program and our business continuity plan and test results. Our Audit Committee meets regularly in separate executive sessions with the independent auditor, as well as with Audit Committee members only, to facilitate a full and candid discussion of risk and other issues.

Our Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. Our Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans.

Our Nominating and Corporate Governance Committee oversees risks related to our overall corporate governance, including Board and committee composition, Board size and structure, director independence, and our corporate governance profile and ratings. Our Nominating and Corporate Governance Committee also is actively engaged in overseeing risks associated with succession planning for our Board and management.

Our Strategy Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to reviewing, evaluating and making recommendations to the Board regarding the Company’s corporate strategy, capital allocation, cost structure, business opportunities and related matters.

Our Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure that an appropriate succession plan is in place for our Chief Executive Officer and other members of management. Each year, the Nominating and Corporate Governance Committee meets with our executives to discuss management succession planning and to address potential vacancies in senior leadership. The Nominating and Corporate Governance Committee also annually reviews with the Board succession planning for our Chief Executive Officer.  In addition to executive and management succession, the Nominating and Corporate Governance Committee regularly oversees and plans for director succession and refreshment of the Board to ensure a mix of skills, experience, tenure, and diversity that promote and support our long-term strategy. In doing so, the Nominating and Corporate Governance Committee takes into consideration the overall needs, composition and size of the Board, as well as the criteria adopted by the Board regarding director candidate qualifications. Individuals identified by the Nominating and Corporate Governance Committee as qualified to become directors are then recommended to the Board for nomination or election.

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Company Policies

Our Board has adopted several policies governing directors, employees, and/or officers: (i) the Code of Business Conduct and Ethics that outlines the principles of legal and ethical business conduct, which was updated as of March 2021; (ii) the Stock Ownership Policy, which requires our executives and non-employee directors to have a direct ownership in Immersion’s common stock; (iii) the Insider Trading Policy, which outlines the procedures and guidelines governing securities trades by our employees; (iv) the Immersion Environmental and Social Policy and (v) the Immersion Dodd-Frank Clawback Policy.

The Code of Business Conduct and Ethics is applicable to all of our directors, employees, and officers and is available on our website at https://ir.immersion.com/corporate-governance.  Any substantive amendment or waiver of this policy may be made only by our Board upon a recommendation of the Audit Committee and, as required by applicable SEC rules, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by disclosing such information on our website.

The Stock Ownership Policy is applicable to our executives and non-employee directors and is available on our website at https://ir.immersion.com/corporate-governance. This policy requires that these individuals hold stock equal in value to, in the case of our CEO and non-employee directors, three times, and our other executives, one times, the amount of their annual cash retainer/base salary.  This is calculated once a year and there is a five-year period in which to comply.  If it is determined that a particular person does not comply with the policy, the individual will be notified and will be required to retain 50% of the net shares received as a result of any exercise, vesting or payment of any equity awards until he or she becomes compliant.

The Insider Trading Policy applies to all of our current and former employees, directors, independent contractors, agents and consultants.  The Insider Trading Policy prohibits short sales, the buying or selling of puts, calls or other derivative or similar securities of the Company or engaging in any other hedging transaction, using the Company’s securities as collateral in a margin account, or pledging the Company’s securities as collateral for a loan (or modifying an existing pledge).

In connection with the SEC’s and Nasdaq’s recently approved rules requiring adoption of a clawback policy applicable to incentive-based compensation for Section 16 officers of listed companies, the Company has adopted the Immersion Dodd-Frank Clawback Policy. Under such policy, if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under the securities laws, the Company will recoup any erroneously awarded incentive-based compensation from the Company’s current and former executive officers. Further, our Executive Incentive Plan provides the Company with the authority to require repayment of annual cash incentive awards in instances of fraudulent activity and/or misstated financials or otherwise inaccurate financial reporting.

Communications by Stockholders with Directors

Stockholders may communicate with any and all directors by transmitting correspondence by mail, facsimile, or e-mail, addressed as follows: Board or individual director, c/o Corporate Secretary, Immersion Corporation, 2999 N.E. 191st Street, Suite 610, Aventura, FL 33180; Fax: (408) 467-1901; E-mail Address: corporate.secretary@immersion.com. Our Corporate Secretary will maintain a log of such communications and transmit as soon as practicable such communications to the identified director addressee(s).  The acceptance and forwarding of a communication to any director does not imply that the director owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

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Board Meetings and Committees of the Board

Attendance at Board, Committee and Annual Stockholder Meetings

Our Board and its committees meet throughout the year, hold special meetings as needed, and act by written consent from time to time.  The Board met five times during 2023.  Each director attended at least 75% of the meetings of the Board and of any committees of the Board on which he or she serves or served.  The total number of meetings held by each committee is set forth below under “Committees of the Board.”

We make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors, taking into account the directors’ schedules. All directors are encouraged to attend the annual meeting of stockholders.  All of our then-current directors and director nominees attended our 2023 annual meeting of stockholders.

Executive Sessions of the Board

The non-executive members of our Board and all committees of our Board regularly meet in executive session without management present at each regularly scheduled Board and committee meeting.

Committees of the Board

The Board has a separately-designated standing Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Strategy Committee.

The Board has also adopted a written charter for each of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  Each written charter is available on our website at https://ir.immersion.com/corporate-governance.

In each case, our Board has delegated the responsibilities set forth below to the respective committee; however, our Board may from time to time, perform the duties itself.

The table below provides current membership (M) and chairmanship (C) information for the following standing committees.

Name	Audit	Compensation	Nominating and Corporate Governance	Strategy
Eric Singer				M
William Martin				C
Frederick Wasch	M		C
Elias Nader	C	C	M
Emily Hoffman	M	M	M

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Audit Committee and Audit Committee Financial Expert

Members:	Elias Nader (Chairman) Frederick Wasch Emily Hoffman
Number of Meetings in Fiscal Year 2023:	4
Independence:

Our Board has determined that each member of the Audit Committee meets the independence criteria set forth in the applicable rules of The Nasdaq Stock Market and the SEC for Audit Committee membership.

Financial Expert:

Our Board has determined that all members of the Audit Committee possess the level of financial literacy required by applicable Nasdaq Stock Market and SEC rules and that in accordance with section 407 of the Sarbanes-Oxley Act of 2002, at least one member of the Audit Committee, Mr. Nader, is an “audit committee financial expert,” as defined in the rules of the SEC.

Responsibilities:

Our Audit Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:

•retaining, overseeing, compensating, communicating with, determining the independence of, and, if necessary, terminating and replacing our independent registered public accounting firm;

•reviewing the scope of audit and pre-approving permissible non-audit services by our independent registered public accounting firm

•reviewing the accounting principles and auditing practices and procedures to be used for our financial statements and related disclosures

• preparing the audit committee report to be included in our annual proxy statement as required by the SEC;

•overseeing cybersecurity initiatives;

•overseeing procedures for the treatment of complaints on accounting, internal controls, or audit matters;

•reviewing the results of the audits of our financial statements;

•reviewing risk management framework and programs; and

•reviewing related party transactions.

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Compensation Committee

Members:	Elias Nader (Chairman) Emily Hoffman
Number of Meetings in Fiscal Year 2023:	5
Independence:

Our Board has determined that each member of the Compensation Committee meets the independence criteria set forth in the applicable Nasdaq Stock Market rules as a “non-employee director,” as defined in Rule 16b-3 under Section 16 of the Exchange Act.

Responsibilities:

Our Compensation Committee provides assistance to our Board in various matters, including with respect to the following:

•overseeing our general compensation structure, policies and programs, and assessing whether our compensation structure establishes appropriate incentives for management and employees and properly aligning executive compensation with stockholder interests and business performance;

•making recommendations to the Board with respect to and administration of our equity-based compensation plans, including our equity incentive plans and employee stock purchase plan;

•reviewing and approving compensation packages for our executive officers;

•reviewing and approving employment and retention agreements and severance arrangements for executive officers, including change-in-control provisions, plans or agreements; and

• reviewing the compensation of directors for service on the Board and its committees and recommending changes in compensation to the Board.

Other than the delegation to the Chief Executive Officer of the authority to grant awards under certain equity plans pursuant to guidelines set by the Board, our Compensation Committee has not delegated any of its duties under its charter. The Compensation Committee may, however, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Compensation Committee.

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Nominating and Corporate Governance Committee

Members:	Frederick Wasch (Chairman) Elias Nader Emily Hoffman
Number of Meetings in Fiscal Year 2023:	2
Independence:	Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the criteria for independent Board members set forth in the applicable Nasdaq Stock Market rules.
Responsibilities:

Our Nominating and Corporate Governance Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:

•identifying, evaluating, recruiting, and recommending candidates for Board positions to our Board and recommending to our Board policies on Board and committee composition and criteria for Board membership;

•Making recommendations for director candidates (i) proposed by the Company’s Chief Executive Officer and by any director and (ii) recommended by a stockholder pursuant to procedures adopted by the Committee and disclosed in this proxy statement for the 2024 Annual Meeting;

•recommending to our Board, and reviewing on a periodic basis, our succession plan, including policies and principles for selection and succession of the Chief Executive Officer in the event of an emergency or the resignation or retirement of our Chief Executive Officer;

•reviewing the independence of each director;

•periodically reviewing policies and the compliance of senior executives with respect to these policies;

•reviewing our compliance with corporate governance listing requirements of The Nasdaq Stock Market; and

•assisting our Board in developing criteria for the annual evaluation of our Chief Executive Officer, director and committee performance.

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Strategy Committee

Members:	William Martin (Chairman) Eric Singer
Responsibilities:

Our Strategy Committee provides assistance to our Board in various matters, including fulfilling its responsibilities with respect to the following:

•reviewing and making recommendations to the Board regarding the implications of material investments, restructurings, joint ventures, mergers and acquisitions and divestitures of the Company;

•reviewing and making recommendations to the Board regarding the Company’s capital plan and its short-and long-term financial strategies;

•reviewing and making recommendations to the Board regarding the Company’s cost structure; and

•making recommendations to the Board regarding actions to be considered in furtherance of the Strategy Committee’s purpose.

Compensation Committee Processes and Procedures

Role of Compensation Committee

The Compensation Committee reviews and recommends to the Board for approval all compensation programs (including equity compensation) applicable to our named executive officers and directors, our overall strategy for employee compensation, and the specific compensation of our Chief Executive Officer.

The Compensation Committee approves the compensation of all other executive officers. The Compensation Committee has the sole authority to select and retain consultants, consulting firms, legal counsel, accounting and other advisers, as it deems appropriate.

Role of Chief Executive Officer and Executive Chairman in Compensation Decisions

While the Compensation Committee determines our overall compensation philosophy, our Board sets the compensation for our Chief Executive Officer. Our Chief Executive Officer also provides our Board and the Compensation Committee with his perspective on the performance of our named executive officers as part of the determination of the individual portion payable under the executive incentive plans (as described below) and the annual personnel review as well as a self-assessment of his own performance.

Our Chief Executive Officer is also a current member of our Board of Directors but is not present during discussions by the Compensation Committee or our Board relating to his own compensation. Our Chief Executive Officer recommends to the Compensation Committee specific compensation amounts for named executive officers other than himself, and the Compensation Committee considers those recommendations and the information provided by its compensation consultant concerning peer group comparisons and industry trends when making its compensation decisions.  Our Chief Executive Officer and members of our management team regularly attend portions of the Compensation Committee’s meetings to provide perspectives on the competitive landscape and the needs of the business, information regarding our performance, and technical advice.  Members of the Compensation Committee also participate in our Board’s annual review of the Chief Executive Officer’s performance and its setting of annual performance goals, in each case led by our lead independent director.

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RELATED PERSON TRANSACTIONS

In accordance with our Audit Committee charter, our Audit Committee is responsible for reviewing and approving the terms and conditions of any related party transactions. Review of any related party transaction would include reviewing each such transaction for potential conflicts of interests and other improprieties. Except as described in “Director Compensation” above and in “Executive Compensation” below, since January 1, 2023, there has not been, nor is there currently proposed, any transaction or series of similar transactions, to which we are or were a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers, or holders of more than 5% of our capital stock, or any of the immediate family members of such persons, had or will have a direct or indirect material interest.

In addition to indemnification provisions in our Bylaws, we have entered into agreements to indemnify our directors and executive officers. These agreements provide for indemnification of our directors and executive officers for certain types of expenses, including attorneys’ fees, judgments, fines, and settlement amounts incurred by persons in any action or proceeding, including any action by us or in our right, arising out of their services as our director or executive officer. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers.

Interest of Certain Persons in Matters to Be Acted Upon

No person who has served as an officer or director of the Company since January 1, 2023, nor any director nominee, and no associate of such a person, has any substantial interest in the matters to be acted upon at the Annual Meeting, other than (i) as a result of his or her role as an officer or director of the Company, or (iii) in his or her role as a shareholder in proportion to his or her percentage shareholding.

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OWNERSHIP OF OUR EQUITY SECURITIES
Directors and Executive Officers

The following table sets forth information regarding beneficial ownership of Immersion Corporation common stock by each director, each director nominee, each individual named in the 2023 Summary Compensation Table on page 28, and our directors, director nominees and executive officers as a group, all as of March 20, 2024. Unless otherwise noted, voting power and investment power in Immersion Corporation common stock are held solely by the named person.  The address of each of the individuals named below is c/o Immersion Corporation, 2999 N.E. 191st Street, Suite 610, Aventura, FL 33180.

Name	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock**
Eric Singer(1)	743,425	2.3%
William Martin(2)	859,691	2.7%
Elias Nader(3)	29,266	*%
Frederick Wasch(4)	47,701	*%
Emily S. Hoffman(5)	58,043	*%
J. Michael Dodson	-	*%
Francis Jose(6)	28,032	*%
Aaron Akerman(7)	47,078	*%
All directors, director nominees and executive officers as a group (6 persons)	1,738,126	5.5%

*	Less than 1% of issued and outstanding shares of Immersion Corporation common stock.
**	Based on 31,700,667 issued and outstanding shares of Immersion Corporation common stock as of March 20, 2024.

(1)	Consists of (i) 632,549 shares of common stock, (ii) 15,043 RSAs subject to vesting within 60 days of March 20, 2024, and (iii) 95,833 RSUs subject to release within 60 days of March 20, 2024.
(2)	Consists of (i) 819,648 shares of common stock, (ii) 15,043 RSAs subject to vesting within 60 days of March 20, 2024, and (iii) 25,000 RSUs subject to release within 60 days of March 20, 2024.
(3)	Consists of (i) 27,223 shares of common stock, (ii) 15,043 RSAs subject to vesting within 60 days of March 20, 2024.
(4)	Consists of (i) 32,658 shares of common stock, (ii) 15,043 RSAs subject to vesting within 60 days March 20, 2024.
(5)	Consists of (i) 43,000 shares of common stock, (ii) 15,043 RSAs subject to vesting within 60 days of March 20, 2024.
(6)	Mr. Jose resigned as the Company’s General Counsel as of March 10, 2023. As of March 10, 2023, the date of Mr. Jose’s cessation of employment, Mr. Jose beneficially owned 28,032 shares of common stock. We do not have information as to Mr. Jose’s current share ownership.
(7)	Mr. Akerman resigned as the Company’s Chief Financial Officer as of June 12, 2023. As of August 11, 2023, the date of Mr. Akerman’s cessation of employment, Mr. Akerman beneficially owned 47,078 shares of common stock. We do not have information as to Mr. Akerman’s current share ownership.

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Principal Stockholders

Set forth in the table below is information about the number of shares held by persons we know to be the beneficial owners of more than 5% of the issued and outstanding Immersion Corporation common stock as of March 20, 2024. Unless otherwise noted, to our knowledge, voting power and investment power in Immersion Corporation common stock are held solely by the named entity.

Name and Address	Aggregate Number of Shares of Common Stock Beneficially Owned	Percent of Outstanding Shares of Common Stock(1)	Additional Information
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	2,232,719	7.0%

Based solely on a Schedule 13G filed with the SEC on January 26, 2024, BlackRock, Inc. has sole voting power with respect to 2,189,853 shares and sole disposition power with respect to 2,232,719 shares.

LSV Asset Management 155 N. Wacker Drive, Suite 4600 Chicago, IL 60606	1,669,267	5.3%

Based solely on a Schedule 13G filed with the SEC on February 9, 2024, LSV Asset Management has sole voting power with respect to 965,567 shares and sole disposition power with respect to 1,669,267 shares.

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,875,995	5.9%

Based solely on a Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group has shared voting power with respect to 14,231 shares, shared disposition power with respect 26,167 shares and sole disposition power with respect to1,849,828 shares.

Barclays Bank PLC 1 Churchill Place, London, E14 5HP, England	1,817,256	5.7%	Based solely on a Schedule 13G filed with the SEC on February 11, 2022, Barclays Bank PLC has sole voting and disposition power with respect to 1,817,256 shares.
Barclays PLC 1 Churchill Place, London, E14 5HP, England	1,816,911	5.7%	Based solely on a Schedule 13G filed with the SEC on February 11, 2022, Barclays PLC has sole voting and disposition power with respect to 1,816,911 shares.

(1)    Calculated on the basis of 31,700,667 shares of common stock outstanding as of March 20, 2024.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of our common stock (the “Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and written representations from the executive officers and directors, the Company believes that the Reporting Persons complied with all Section 16(a) filing requirements since January 1, 2023.

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EXECUTIVE COMPENSATION

Executive Officers

This section includes biographical information for our executive officers for the fiscal year ended December 31, 2023, other than Mr. Singer and Mr. Martin.

Name	Age	Positions	Officer Since
Eric Singer(1)	50	President, Chief Executive Officer and Chairman	2020
J. Michael Dodson(2)	62	Chief Financial Officer and Treasurer	2023
William C. Martin	45	Chief Strategy Officer	2021

(1)        On January 3, 2023, Mr. Singer was appointed as our President, Chief Executive Officer, and Chairman of the Board.

(2)        On June 12, 2023, Mr. Dodson was appointed Chief Financial Officer and Treasurer.

J. Michael Dodson

Education: Mr. Dodson holds a B.B.A. degree with dual majors in Accounting and Information Systems Analysis and Design from the University of Wisconsin-Madison

Professional Experience:  Mr. Dodson served as the Chief Financial Officer of Quantum Corporation (“Quantum”), a data storage and management company, from May 2018 through January 2023. He also served as the interim Chief Executive Officer of Quantum from May 2018 to June 2018, a position he held until a full-time Chief Executive Officer was appointed. From August 2017 to May 2018, Mr. Dodson served as the Chief Financial Officer of Greenwave Systems (“Greenwave”), a software-defined network solutions provider. Prior to joining Greenwave, Mr. Dodson served as the Chief Operating Officer and Chief Financial Officer at Mattson Technology, Inc. (“Mattson”), a semiconductor equipment manufacturer and supplier, from 2012 to 2017. He joined Mattson as Executive Vice President, Chief Financial Officer and Secretary in 2011. Prior to joining Mattson, Mr. Dodson served as Chief Financial Officer at four global public technology companies and as Chief Accounting Officer for an S&P 500 company. Mr. Dodson started his career with Ernst & Young LLP. Since August 2022, Mr. Dodson has served on the board of directors of Energous Corporation, a developer of RF-based charging for wireless power networks. From May 2020 to April 2021, Mr. Dodson served on the board of directors of A10 Networks, Inc., an application security company, including as Chair of the Audit Committee. From 2013 to 2020, he served on the board of directors of Sigma Designs, Inc., a provider of system-onchip solutions for the home entertainment market, including as Lead Independent Director from 2014 and Chairman of the Audit Committee from 2015. In addition, Mr. Dodson serves as a director of two private entities: a charitable organization and a privately held for-profit company.

2023 Summary Compensation Table

Our named executive officers (“NEOs”) for fiscal 2023 were as follows:

Name	Title
Eric Singer	President, Chief Executive Officer, and Chairman of the Board
William Martin	Chief Strategy Officer
J. Michael Dodson(1)	Chief Financial Officer
Francis Jose(2)	Former Chief Executive Officer and General Counsel
Aaron Akerman(3)	Former Chief Financial Officer

(1)	Mr. Dodson was appointed Chief Financial Officer of the Company, effective June 12, 2023.
(2)	Mr. Jose stepped down from the position of Chief Executive Officer on January 3, 2023, and retired from the Company on March 30, 2023.
(3)	Mr. Akerman stepped down from the position of Chief Financial Officer, effective June 12, 2023.

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The following table sets forth information concerning the compensation earned during the years ended December 31, 2022 and 2023 by our NEOs for 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus (1)(2) ($)		Stock Awards(3) ($)	Option Awards $	Non-Equity Incentive Plan Compensation(1) ($)		All Other Compensation ($)(4)	Total ($)
Eric Singer(5) President, Chief Executive Officer and Chairman	2023	898,350	1,347,525		125,007	—	1,347,525		184,414	3,902,822
	2022	553,100	276,222		5,552,997	—	552,443		—	6,934,762
William Martin Chief Strategy Officer	2023	350,000	525,000	(6)	125,007	—	525,000	(6)	100,825	1,625,832
	2022	350,000	175,000	(6)	2,772,907	—	350,000	(6)	—	3,647,907
J. Michael Dodson(7) Chief Financial Officer	2023	194,658	43,376		388,000	—	—		3,000	629,034

Francis Jose(5) Former Chief Executive Officer and General Counsel	2023	97,977	—		—	—	—	(8)	75,453	173,429
	2022	366,078	—		—	—	189,750	(8)	—	555,828
Aaron Akerman(9) Former Chief Financial Officer	2023	180,752	83,499		—	—	—		161,108	425,359
	2022	250,461	3,080		—	—	45,506		—	299,047

(1)	Form Messrs. Singer and Martin, consists of bonus awards under our 2022 Annual Bonus Plan and 2023 Annual Bonus Plan, including discretionary bonuses awarded above target for Messrs. Singer and Martin. Pursuant to the 2023 Annual Bonus Plan, Mr. Singer was eligible to earn cash bonuses of up to 100% of his base salary, and Mr. Martin was eligible to earn cash bonuses of up to 100% of his base salary. Our Compensation Committee subsequently approved an additional 100% payout of the bonus amounts to Messrs. Singer and Martin, such that each of their total bonus payout for 2023 would be 200% of their respective base salary earned in 2023.
(2)	For Mr. Dodson, consists of a sign on bonus for Mr. Dodson’s commencement of employment with the Company.
(3)	The amounts in this column represent the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.
(4)	Consists of (a) contributions made by the Company under the Immersion Corporation 401K Plan for Messrs. Singer and Dodson, (b) payments of quarterly dividends and (c) benefits paid to Messrs. Akerman and Jose in connection with their departures from the Company.
(5)	Mr. Singer was appointed President, Chief Executive Officer and Chairman of the Board effective as of January 3, 2023. Mr. Jose ceased to be Chief Executive Officer and stepped down from his role at the Company on March 30, 2023.
(6)	Mr. Martin elected to receive his annual bonus in the form of shares of our common stock in 2022 and 2023. 74,160 and 44,301 shares of our common stock were issued to Mr. Martin in lieu of bonus earned during 2022 and 2023, respectively.
(7)	In June 2023, Mr. Dodson was appointed the Chief Financial Officer of the Company.
(8)	Represents amount payable to Mr. Jose under terms of the Company’s 2022 Annual Bonus Plan. Mr. Jose elected to waive receipt of his 2022 annual bonus.
(9)	In June 2023, Mr. Akerman stepped down from his role as Chief Financial Officer of the Company. Amounts paid in Canadian dollars have been converted to U.S. dollars using the average daily exchange rate from January 1, 2022 to December 31, 2023 of approximately CAD $1 to USD $0.74.

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Outstanding Equity Awards at December 31, 2023

The following table sets forth information concerning the outstanding equity awards held as of December 31, 2023 by our named executive officers:

		Option Awards(1)				Stock Awards
		Number of Securities Underlying Unexercised Options		Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)		(2) (7) Market Value of Shares or Units of Stock that Have Not Vested($)
	Grant Date	Exerciseable (#)	Unexerciseable (#)
Eric Singer	1/27/2022					125,000	(3)	$882,500
	1/27/2022					200,000	(5) (6)	$1,412,000
	12/29/2022					350,998		$2,478,046
	03/30/2023					15,043	(2)	$106,204
William Martin	01/27/2022					125,000	(3)	$882,500
	01/27/2022					200,000	(5) (6)	$1,412,000
	3/30/2020					15,043	(2)	$106,204
J. Michael Dodson	6/13/2023					50,000	(4)	$353,000
Francis Jose	—					—		—
Aaron Akerman	—					—		—

(1)	Except as otherwise indicated, options vest as to 25% of the shares on the one-year anniversary of the grant date and the remaining vest at a rate of 1/36th of the shares monthly thereafter, subject to continued service through each vesting date.
(2)	RSA awards granted to Mr. Singer and Mr. Martin in their capacity as directors are included.
(3)	Based on the closing price of our common stock of $7.03 per share on The Nasdaq Global Market on December 29, 2023.
(4)	These RSUs vest in three equal installments on each of the first three anniversaries of the date of grant, subject to continued service through each vesting date.
(5)	These PSUs are subject to stock-price performance-based milestones tied to stock price performance. Any PSUs for which the performance condition is met, are eligible to vest subject to continued employment with the Company through the applicable vesting dates, with 25% of the shares vesting on the later of one-year anniversary of the grant date and achievement of the milestone, and the remaining shares vesting in equal installments each quarterly anniversary thereafter. In March 2023, the Compensation Committee certified that the first stock price target of $7.50 in terms of the 100-day VWAP condition had been met resulting in 100,000 PSUs being earned. Vesting of the shares eligible to vest is subject to continued employment with the Company through the applicable vesting dates, with 25% of the shares vesting on the one-year anniversary of the grant date and the remaining shares vesting in equal installments each quarterly anniversary thereafter.
(6)	The amounts in this column represent the aggregate grant date fair value of the awards, computed in accordance with FASB ASC Topic 718. See Note 6 of the notes to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023 for a discussion of our assumptions in determining the FASB ASC Topic 718 values.

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Offer Letters and Arrangements

Mr. Eric Singer

Pursuant to an offer letter with Mr. Singer dated December 30, 2022 (the “Singer Offer Letter”), Mr. Singer was entitled to receive a base salary of $795,000, retroactive to October 1, 2022. Mr. Singer’s base salary was increased to $898,500 in 2023. Additionally in 2022, Mr. Singer received a signing bonus of $100,000 pursuant to the Singer Offer Letter. Pursuant to the Singer Offer Letter, Mr. Singer is eligible to receive an annual cash bonus pursuant to the Company’s executive bonus plan, with the actual amount of the bonus based on the achievement of performance metrics established by the Compensation Committee. Finally, the Singer Offer Letter provides that while he serves on the Board, he will remain eligible to receive a restricted stock award at each annual stockholder meeting with the same grant date value and subject to the same vesting and other terms as other directors.

Mr. William Martin

Pursuant to the Company’s arrangement with Mr. Martin, Mr. Martin is entitled to receive an annualized base salary of $350,000. In addition, Mr. Martin is eligible to receive an annual cash bonus pursuant to the Company’s executive bonus plan, with the actual amount of the bonus based on the achievement of performance metrics established by the Compensation Committee.

Mr. J. Michael Dodson

Pursuant to an offer letter, dated May 26, 2023 (the “Dodson Offer Letter”), Mr. Dodson will receive a starting annualized base salary of $350,000. Additionally, Mr. Dodson was entitled to receive a bonus of $50,000 paid in January 2024. Further pursuant to the Dodson Offer Letter, Mr. Dodson was granted 50,000 restricted stock units in 2023 under the Company’s 2021 Equity Incentive Plan, as amended.

Potential Payments upon Termination or Change in Control

We entered into the following agreements with each of Messrs. Singer, Martin and Dodson that provide for severance and additional benefits in connection with termination or change in control:

Mr. Eric Singer

Pursuant to our severance arrangement with Eric Singer, our President, Chief Executive Officer, and Chairman of the Board, Mr. Singer will be entitled, in the event that his employment is involuntarily terminated either before or following a change of control, to receive (i) a lump sum cash severance payment equal to 300% of his then effective base salary and target bonus; (ii) payments for COBRA premiums for up to 18 months, if an appropriate election is made, following his termination date; and (iii) acceleration in full of any outstanding equity awards. Payment of the foregoing benefits is conditioned upon execution of a general release of claims.

Mr. William Martin

Pursuant to our severance arrangement with William Martin, our Chief Strategy Officer, Mr. Martin will be entitled, in the event that his employment is involuntarily terminated either before or following a change of control, to receive (i) a lump sum cash severance payment equal to 200% of his then effective base salary and target bonus; (ii) payments for COBRA premiums for up to 18 months, if an appropriate election is made, following his termination date; and (iii) acceleration in full of any outstanding equity awards. Payment of the foregoing benefits is conditioned upon execution of a general release of claims.

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Mr. J. Michael Dodson

Pursuant to a severance agreement with Mr. Dodson, our Chief Financial Officer, Mr. Dodson will be entitled to the following:

•

In the event that Mr. Dodson’s employment is involuntarily terminated either on or at any time within twelve (12) months after a change of control, or within three (3) months prior to a change of control, to receive: (i) a lump sum cash severance payment equal to 100% of his then effective base salary; (ii) payments for COBRA premiums for up to twelve (12) months, if an appropriate election is made, following his termination date; and (iii) acceleration in full of any outstanding equity awards that are subject solely to time-based vesting; provided, however, that notwithstanding any contrary provision in an equity award agreement, if Mr. Dodson is entitled to accelerated vesting due to Mr. Dodson’s employment being involuntarily terminated within three (3) months prior to a change of control: (1) the portion of the equity award subject to such accelerated or credited vesting shall not be forfeited or terminated upon the termination date but shall remain outstanding until immediately prior to the change of control, (2) the accelerated vesting shall be deemed to take place immediately prior to the change of control, and (3) any options and stock appreciation rights will remain outstanding and exercisable in accordance with, and for the post-termination exercisability period set forth in, the applicable equity award agreement as if Mr. Dodson’s status as a service provider of the Company had ceased as of the change of control.

•

In the event that Mr. Dodson’s employment is involuntarily terminated either more than three (3) months prior to or twelve (12) months after a change of control, Mr. Dodson will be entitled to receive: (i) a lump sum cash severance payment equal to 100% of his then effective base salary; (ii) payments for COBRA premiums for up to six (6) months, if an appropriate election is made, following his termination date.

  Mr. Francis Jose

  On March 30, 2023, the Company and Mr. Jose entered into a Separation Agreement, pursuant to which, Mr. Jose received a lump sum payment in the amount of $75,000, subject to all legally required payroll withholdings.

  Mr. Aaron Akerman

  On May 25, 2023, the Company and Mr. Akerman entered into a Mutual Separation and Release Agreement, pursuant to which:

•

  Until the Separation Date, Mr. Akerman continued to receive his base salary, was eligible to participate in Company benefit plans and his previously granted equity awards continued to vest and be exercisable in accordance with the terms of such awards;

•

  Mr. Akerman received a payment of CAD$167,750, less applicable deductions and withholdings, representing six (6) months of Mr. Akerman’s salary. Fifty percent (50%) of this amount will be payable by direct deposit in one lump-sum payment within five (5) business days of the Separation Date, and the other fifty (50%) of this amount will be payable as a salary continuance in accordance with the Company’s normal payroll schedule following the Separation Date; and

•

  Mr. Akerman received a payment of CAD$50,000, less applicable deductions and withholdings, as Mr. Akerman’s 2023 discretionary bonus under the Company’s Executive Bonus Plan in effect from time to time. Fifty percent (50%) of this amount was payable by direct deposit in one lump-sum payment within five (5) business days of the Separation Date, and the other fifty percent (50%) of this amount was payable in equal installments over a six (6) month period following the Separation Date.

  Additional Compensation Policies and Practices

  Limited Perquisites and Other Benefits

  We provide certain named executive officers with perquisites and other personal benefits that the Compensation Committee believes are reasonable and consistent with our overall compensation programs and philosophy and which benefits are generally available to all our employees.

  Stock Ownership Policy

  Our executive officers and non-employee directors are subject to a stock ownership policy that is available on our website at https://ir.immersion.com/corporate-governance.  See “Corporate Governance—Company Policies” above.

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  Impact of Accounting and Tax Requirements on Compensation

  The Company considers the effects of Section 162(m) of the Internal Revenue Code, which generally disallows the tax deduction for compensation in excess of $1 million for certain covered individuals. The Compensation Committee believes that stockholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses. Therefore, the Compensation Committee has approved salaries and other awards for executive officers that were not fully deductible because of Section 162(m) and, in light of the repeal of the performance-based compensation exception to Section 162(m), expects in the future to approve additional compensation that is not deductible for income tax purposes.

  Pay Versus Performance

  As required by Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company for each of the last three completed calendar years. In determining the “compensation actually paid” to our NEOs, we are required to make various adjustments to amounts that have been previously reported in the Summary Compensation Table in previous years, as the SEC’s valuation methods for this section differ from those required in the Summary Compensation Table. The table below summarizes compensation values both previously reported in our Summary Compensation Table, as well as the adjusted values required in this section for the 2021, 2022 and 2023 calendar years. Note that for our NEOs other than our principal executive officer (the PEO), compensation is reported as an average.

  The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2021, 2022 and 2023, and our financial performance for each such fiscal year:

	Eric Singer		Jared Smith		Francis Jose
Year(1)	Summary Compensation Table (SCT) Total for PEO	Compensation Actually Paid (CAP) to PEO(2)	SCT Total for PEO	CAP to PEO (2)	SCT Total for PEO	CAP to PEO	Average SCT Total for Non-PEO NEOs(2)	Average CAP to Non-PEO NEO (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (TSR)	Net Income (millions)
2023	$3,902,822	$2,644,047	N/A	N/A	$173,429	$175,902	$878,950	$462,923	$62.75	$33.98
2022	N/A	N/A	N/A	N/A	$555,828	$552,769	$3,627,239	$3,956,500	$62.27	$30.66
2021	N/A	N/A	$236,481	$(810,171)	$397,327	$239,316	$484,598	$96,988	$50.58	$12.48

(1)	During 2023, our Chief Executive Officer (PEO) was Eric Singer beginning on January 3, 2023 and Francis Jose through January 3, 2023. During 2021, our Interim Chief Executive Officer was Jared Smith through August 29, 2021, and Mr. Jose was appointed as our Chief Executive Officer effective as of August 30, 2021. The non-PEO NEOs in the 2023 reporting year were Aaron Akerman, Michael Dodson and William Martin. The non-PEO NEOs in the 2022 reporting year were Eric Singer, Aaron Akerman, and William Martin. The non-PEO NEOs in the 2021 reporting year were Eric Singer, Aaron Akerman and Michael Okada.
(2)	In order to calculate the average compensation “actually paid" (CAP) to our NEOs, we are required under the SEC rules to subtract from the value in the summary compensation table (SCT) the grant date fair value of equity awards (reflected in columns B and D below), and add back the following (reflected in columns C and E below): (i) the year-end fair value of any equity awards in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

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	SCT Total	Stock Awards Deducted	Stock Awards Added(a)	Options Deducted(b)	Options Added(b)	Total CAP
	A	B	C	D	E	A – (B + D) + (C + E)
PEO
2023 (Singer)	$ 3,902,822	$1,537,007	$278,233	--	--	$2,644,047
2023(Jose)	$173,429	--	$2,473	--	--	$175,902
2022	$555,828	--	$(3,059)	--	--	$552,769
2021 (Jose)	$397,327		$(158,011)	--	--	$239,316
2021 (Smith)	$236,847		$(810,171)	---	$27,072	$(546,251)
Average Non-PEO NEOs
2023	$893,408	$641,669	$211,184	--	--	$462,923
2022	$3,627,239	$2,775,301	$3,207,819	--	$(103,257)	$3,956,500
2021	$484,598	--	$(438,000)	--	$50,390	$96,988

(a)	The fair value of performance-vested RSUs granted in 2022 to Messrs. Singer and Martin included in columns (B) and (C), reflect the same fair value as of the grant date and as of December 31, 2022 because the company determined that there had been no change in the probability of achievement.
(b)	The fair value of stock options reported for CAP purposes in columns (D) and (E) is estimated using a Black-Scholes option pricing model in accordance with the SEC rules. This model uses both historical data and current market data to estimate the fair value of options and requires several assumptions.

  As shown in the table above, turnover in our NEOs from year to year can have a material impact on the reported value of compensation “actually paid,” because the fair value of forfeited equity awards (measured as of the end of the year prior to the year of forfeiture) are reflected as a negative value in columns C and E of the table contained in footnote 2 to the Pay Versus Performance table.

  In addition, changes in the market price of our common stock following the date of grant of an award can significantly impact the level of compensation that is actually paid to our NEOs. To assist in understanding the changes to the equity awards reflected above, the following table reflects the value of one share of our common stock as of each of the following dates. If that date reflects a non-business day, the value reported is the last trading date of the applicable calendar year:

	12/29/2023	12/30/2022	12/31/2021	12/31/2020
Closing price of our common stock	$7.06	$7.03	$5.71	$11.29

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  EQUITY COMPENSATION PLAN INFORMATION

  The following table provides information as of December 31, 2023 concerning our equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	—	—	3,553,861(1)
Equity Compensation Plans Not Approved by Security Holders	—	—	—
TOTAL	—	—	3,553,861

(1)	Consists of: (i) the Immersion Corporation 2021 Equity Incentive Plan (the “2021 Plan”), which was approved by the Company’s stockholders on January 18, 2023; and (ii) shares available for issuance under our 1999 Employee Stock Purchase Plan.

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  AUDIT COMMITTEE REPORT

  This report of the Audit Committee is required by the Securities and Exchange Commission, and is not to be deemed “soliciting material,” is not to be deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Immersion Corporation under the 1933 Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filing.

  Under the guidance of a written charter adopted by our Board, the purpose of our Audit Committee is to retain an independent registered public accounting firm, to make such examinations as are necessary to monitor the corporate financial reporting of the internal and external audits and its subsidiaries, to provide to the Board the results of its examinations and recommendations derived there from, to outline to the Board the improvements made, or to be made, in internal accounting controls, and to provide the Board with such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

  Management is primarily responsible for the system of internal controls and the financial reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. Our Audit Committee is responsible for monitoring and overseeing these processes.

  In this context and in connection with the audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023, our Audit Committee:

•	reviewed and discussed the audited financial statements with management;

•	discussed with Plante & Moran, PLLC, with and without management present, the matters required to be discussed by Auditing Standard No. 1301 adopted by the Public Company Accounting Oversight Board (United States) regarding “Communications with Audit Committees” and the SEC;

•	received the written disclosures and the letter from Plante & Moran, PLLC required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the Audit Committee concerning independence; discussed with the independent registered public accounting firm its independence; and concluded that the non-audit services performed by Plante & Moran, PLLC are compatible with maintaining its independence; and

•	based on the foregoing reviews and discussions, recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

AUDIT COMMITTEE
Elias Nader (Chairman)
Emily Hoffman Frederick Wasch

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  Ratification of appointment of independent registered public accounting firm (PROPOSAL 2)

  We are asking our stockholders to ratify the Audit Committee’s engagement of Plante & Moran, PLLC (“Plante Moran”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024. In the event the stockholders fail to ratify the appointment, our Audit Committee will reconsider its engagement. Even if the engagement is ratified, our Audit Committee, in its discretion, may direct the engagement of a different independent registered public accounting firm at any time during the year if our Audit Committee feels that such a change would be in our and our stockholders’ best interest.

  In accordance with standing policy, Plante Moran periodically changes the personnel who work on the audit.

  On August 16, 2022, our Audit Committee, in furtherance of our ongoing effort to improve our cost structure and balance sheet, dismissed Armanino LLP (“Armanino”) as our independent registered public accounting firm, effective on August 16, 2022.

  On August 16, 2022, our Audit Committee appointed Plante Moran as our independent registered public accounting firm for the fiscal year ended December 31, 2022.

  Armanino’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2021 and 2020 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

  During the fiscal years ended December 31, 2021 and 2020, and the subsequent interim periods through June 30, 2022, there were (i) no disagreements with Armanino on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to Armanino’s satisfaction, would have caused Armanino to make reference thereto in their reports on the financial statements for such fiscal years, and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

  Other than auditing our 401(k) plan for the plan year 2021, during the fiscal year ended December 31, 2022, neither the Company nor anyone on its behalf consulted with Plante Moran regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report or oral advice was provided to the Company that Plante Moran concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

  Audit Fees and All Other Fees

  The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2023 and 2022 by Plante Moran:

	2023 Fees	2022 Fees
Audit Fees	$226,700	$55,000
Audit-Related Fees	75,000	25,000
Tax Fees	67,000	—
All Other Fees	28,000	—
Total Fees	$396,700	$80,000

  The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2023 and 2022 by Armanino LLP:

	2023 Fees	2022 Fees
Audit Fees	$—	$53,333
Audit-Related Fees	36,750	105,000
Tax Fees	—	94,620
All Other Fees	6,667	20,205
Total Fees	$43,417	$273,158

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  Audit Fees. This category consists of the aggregate fees billed, or expected to be billed, for professional services rendered for the audits of our consolidated financial statements and the effectiveness of our internal controls over financial reporting, along with reviews of interim condensed consolidated financial statements included in quarterly reports, services that are normally provided by our independent registered accounting firm in connection with statutory and regulatory filings or engagements, and attestation services.

  Audit-Related Fees. This category consists of the aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”

  Tax Fees. This category consists of the aggregate fees billed for tax compliance/preparation and other tax services. Tax compliance/preparation includes tax return preparation, claims for refunds, and tax payment planning services related to federal, state, and international taxes. Other tax services include tax advice, tax strategy and other miscellaneous tax consulting and planning primarily related to our reorganization of international operations.

  All Other Fees. This category consists of the aggregate fees for all other services other than those reported above. Our intent is to minimize services in this category.

  Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

  Our Audit Committee has determined that all services performed by Plante Moran are compatible with maintaining the independence of Plante Moran. In addition, since the effective date of the SEC rules stating that an independent public accounting firm is not independent of an audit client if the services it provides to the client are not appropriately approved, our Audit Committee has approved, and will continue to pre-approve all services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services.  None of the services described above were approved by our Audit Committee pursuant to the waiver of pre-approval provisions set forth in applicable rules of the SEC.

  Our Audit Committee has adopted a policy for the pre-approval of services provided by the independent registered public accounting firm, pursuant to which it may pre-approve certain audit fees, audit-related fees, tax fees, and fees for other services. Under the policy, our Audit Committee may also delegate authority to pre-approve certain specified audit or permissible non-audit services to one or more of its members.  A member to whom pre-approval authority has been delegated must report his pre-approval decisions, if any, to our Audit Committee at its next meeting.  Unless our Audit Committee determines otherwise, the term for any service pre-approved by a member to whom pre-approval authority has been delegated is twelve months.

  Other Information

  We have been advised by Plante Moran that neither the firm, nor any member of the firm, has any financial interest, direct or indirect, in any capacity in us or our subsidiaries.

  One or more representatives of Plante Moran will be present at this year’s Annual Meeting. The representatives will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

  Ratification of the appointment of the independent public accounting firm requires the affirmative vote of the majority of the shares present or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2. Abstentions will have the same effect as a vote “AGAINST” Proposal 2.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, PLLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024.

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  ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (PROPOSAL 3)

  In accordance with Section 14A of the Exchange Act, we seek a non-binding advisory vote from our  stockholders to approve the compensation of our named executive officers as disclosed pursuant to Item 402 of Regulation S-K in the Executive Compensation section beginning on page 28.  We have designed our compensation programs to align compensation with our annual and long-term business objectives and performance and to motivate executive officers to enhance long-term stockholder value. Consistent with the stockholders’ 2023 advisory vote on the frequency of holding an advisory vote on the compensation of our named executive officers, we are seeking an advisory vote on executive compensation every year until the next required stockholder vote on the frequency of stockholder votes on executive compensation.

  At the annual meeting of our stockholders held in March 2023, approximately 96% of the total stockholders’ votes cast were voted in favor of the fiscal 2022 compensation of our named executive officers.  The Compensation Committee has and will consider this result in future executive compensation decisions.

  The Board recommends that the stockholders vote FOR the following resolution:

  “RESOLVED, that the stockholders approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K, including the executive compensation tables and the related narrative.”

  Because your vote is advisory, it will not be binding upon the Company, the Board or the Compensation Committee. However, the Board values stockholders’ opinions and the Compensation Committee will consider the outcome of the vote when considering future executive compensation decisions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

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  Approval of the amendment to the Current CHARTER to reflect new Delaware law provisions regarding officer exculpation (PROPOSAL 4)

  We are asking you to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to provide for exculpation of certain officers of the Company as permitted by recent amendments to Delaware law (the “Exculpation Amendment”).

  Background of the Exculpation Amendment

  The State of Delaware, our state of incorporation, recently enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances. Specifically, Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”) was amended to authorize corporations to adopt a provision in their certificate of incorporation to eliminate or limit monetary liability of certain corporate officers, or exculpation, for breach of the fiduciary duty of care. Previously, the DGCL allowed only exculpation of directors for breach of the fiduciary duty of care. As amended, Section 102(b)(7) of the DGCL authorizes corporations to provide for exculpation of the following officers: (i) the corporation’s president, chief executive officer, chief operating officer, chief financial officer, chief legal officer, controller, treasurer or chief accounting officer, (ii) “named executive officers” identified in the corporation’s SEC filings, and (iii) other individuals who have agreed to be identified as officers of the corporation.

  The proposed Exculpation Amendment would allow for the exculpation of our officers to the fullest extent permitted by the DGCL, as it currently exists or as it may hereafter be amended. Section 102(b)(7) of the DGCL, as amended, only permits, and the Exculpation Amendment would only permit, the exculpation of certain officers in connection with direct claims brought by stockholders, including class actions, but would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by stockholders in the name of the Company. In addition, as is currently the case with directors under the Charter, the Exculpation Amendment would not limit the liability of officers for any breach of the duty of loyalty to the Company or its stockholders, any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law and any transaction from which the officer derived an improper personal benefit. Article Eighth in the Charter currently provides for the exculpation of directors, but does not include a provision that allows for the exculpation of officers.

  The foregoing description is a summary and is qualified in its entirety by the full text of the proposed Exculpation Amendment included in Appendix A to this Proxy Statement and the pertinent provisions of the DGCL.

40

  Rationale for the Exculpation Amendment

  Our Board believes that adopting the Exculpation Amendment is in the best interests of the Company and its stockholders. In approving the Exculpation Amendment and recommending it for approval by our stockholders, the Board took into account the narrow class and type of claims from which such officers would be exculpated from liability pursuant to DGCL Section 102(b)(7), the limited number of our officers that would be impacted and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including the ability to further enable our officers to best exercise their business judgment in furtherance of stockholder interests.

  The Board believes that it is important to provide protection from certain liabilities and expenses that may discourage prospective or current officers from accepting or continuing service with the Company. The nature of the role of directors and officers often requires them to make decisions on crucial matters. As with directors, officers frequently must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. The Board believes that limiting our current and prospective officers’ concern about personal risk would empower officers to best exercise their business judgment in furtherance of stockholder interests without the distraction of potentially being subject to claims following actions taken in good faith.

  The Board also believes the Exculpation Amendment would better position the Company to attract and retain experienced officer candidates. In the absence of this exculpatory protection, candidates might be deterred from serving as officers due to exposure to personal liability in an environment with increasing litigation and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. A number of our peers have adopted, and we expect that others will adopt, exculpation clauses that limit the personal liability of officers in their respective certificates of incorporation, and failing to adopt the Exculpation Amendment could impact our recruitment and retention of experienced officer candidates and our current officers. The Board believes that enhancing our ability to retain and attract experienced officers is in the best interests of the Company and its stockholders and we should seek to assure such persons that exculpation under certain circumstances is available.

  The Board has also determined that the Exculpation Amendment would reduce the unequal and inconsistent treatment of directors and officers associated with claims related to alleged breach of the duty of care and improve alignment of officers and directors on duty of care responsibilities. Further, the Board believes that adopting the Exculpation Amendment would potentially reduce litigation and insurance costs associated with lawsuits (many of which may be frivolous) and heightened premiums.

  After weighing these considerations, upon the recommendation of the Nominating and Corporate Governance Committee, the Board approved and declared it advisable to adopt, subject to stockholder approval, the Exculpation Amendment to provide for exculpation of certain officers of the Company as permitted by recent amendments to Delaware law.

  Other Information

  If this Proposal 4 is not approved by a majority of the shares of our common stock entitled to vote on the record date, then the Exculpation Amendment will not be approved and will not be implemented or become effective. The vote on the Exculpation Amendment is binding. Approval of this Proposal 4 will constitute approval of the amendment to the Charter, as set forth in Appendix A to this Proxy Statement.

  If this Proposal 4 is approved, the Company intends to file the amendment to the Charter with the Secretary of State of the State of Delaware, and the Exculpation Amendment will become effective at the time of that filing. The Board may, at any time prior to the effectiveness of the Exculpation Amendment, abandon the Exculpation Amendment without further action by the stockholders or the Board (even if the requisite stockholder vote is obtained).

  The vote on the Exculpation Amendment requires approval by the affirmative vote of at least a majority of the outstanding shares of common stock entitled to vote at the annual meeting.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE EXCULPATION AMENDMENT.

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  Appendix A

  CERTIFICATE OF AMENDMENT
  TO THE
  AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
  OF
  IMMERSION CORPORATION
  _______________________________________________

  Pursuant to Section 242 of the General Corporation Law of the State of Delaware

  IMMERSION CORPORATION, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify:

                1.              The name of the corporation is: Immersion Corporation (the “Corporation”). The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 5, 2017.

                2.              The amendments to the Corporation’s Amended and Restated Certificate of Incorporation set forth below were duly adopted in accordance with the provisions of Section 242 of the DGCL and have been consented to by the requisite vote of the stockholders of the Corporation at a meeting called in accordance with Section 222 of the DGCL.

                3.              The ARTICLE EIGHTH of the Corporation’s Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

  “EIGHTH: A director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, in the case of directors only, (iv) for any transaction from which the director derived an improper personal benefit, or (v) for any action by or in the right of the Corporation, in the case of officers only.

  If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

  Any repeal or modification of the foregoing provisions of this Article Eighth by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.”

                4.              The foregoing amendment shall be effective upon the filing of this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation with the Secretary of State of the State of Delaware.

  [Signature Page Follows]

  IN WITNESS WHEREOF, Immersion Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer on this ___ day of ______________.

IMMERSION CORPORATION

By:	/s/
Name:
Title:

A-1

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Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the listed nominees.

1. Election of five (5) directors.

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Eric Singer	☐	☐	02 - Elias Nader	☐	☐	03 - William Martin	☐	☐
04 - Frederick Wasch	☐	☐	05 - Emily S. Hoffman	☐	☐			

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B Issues — The Board of Directors recommends a vote FOR Proposals 2, 3, and 4.

Proposal	For	Against	Abstain
2. Ratification of appointment of Plante & Moran, PLLC as Immersion Corporation's independent registered public accounting firm for the fiscal year ending December 31, 2024.	☐	☐	☐
3. Advisory vote to approve the compensation of our named executive officers.	☐	☐	☐
4. Approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to reflect new Delaware law provisions regarding officer exculpation.	☐	☐	☐

B Authorized Signatures — Sign Here — This section must be completed for your instructions to be executed.

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1UPX 612253

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03YZMC

  ANNUAL MEETING OF STOCKHOLDERS to be held on April 29, 2024 This Proxy is solicited on behalf of the Board of Directors The undersigned stockholder of IMMERSION CORPORATION, a Delaware corporation (the “Company”), hereby acknowledges receipt of the Proxy Statement, dated March 27, 2024, and hereby appoints Eric Singer, J. Michael Dodson, and any person then-serving in the role of Chief Executive Officer or Chief Financial Officer of the Company, or any of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of IMMERSION CORPORATION to be held on April 29, 2024, at 10:00 a.m., Eastern Time, at the offices of Olshan Frome Wolosky LLP, located at 1325 Avenue of the Americas, New York, New York 10019, and for any adjournment or adjournments thereof, and to vote all shares of common stock, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side. Under Delaware law and the Company’s bylaws, no business shall be transacted at an annual meeting other than the matters stated in the accompanying Notice of Meeting, which matters are set forth on the reverse side. However, should any other matter or matters properly come before the Annual Meeting, or any adjournment or adjournments thereof, it is the intention of the proxy holders named above to vote the shares they represent upon such other matter or matters at their discretion. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR APPROVAL OF THE PROPOSAL TO ELECT FIVE DIRECTORS AND FOR PROPOSALS 2, 3 AND 4, AND AT THE DISCRETION OF THE PROXIES UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. Please mark, sign, date and return the proxy card promptly, using the enclosed return-addressed postage-paid envelope. CONTINUED AND TO BE SIGNED ON REVERSE SIDE